Exhibit 10.21
(ENGLISH TRANSLATION)
NOTARIAL RECORDS BOOK
3,191. THREE THOUSAND ONE HUNDRED NINETY ONE
A 068721941
Buenos Aires. July, 7th, 2009. I issued 1 copy for Pilagá S.R.L in 6 (six) Notarial seals. For the record.
SALE AGREEMENT. GALICIA WARRANTS S.A. TO PILAGÁ S.R.L.
DEED NUMBER NINE HUNDRED SIXTY.
In the City of Buenos Aires, Capital City of the Argentine Republic, on this eighth day of July, 2009, before me, Certified Notary Public at Reconquista 228, Floor 1, appear Mr. Guillermo Juan PANDO, married, Argentine, of age, Identity Document Number (LE) 7.374.031 and domiciled at this City and Mr. Mariano BOSCH, married, Argentine, of age, Identity Document Number (DNI) 21.155.420 and domiciled at this City, both being personally known unto me, I attest. They are acting in the following legal capacities: Mr. Pando is acting in his capacity as President of the Board of Directors representing GALICIA WARRANTS S.A., CUIT (Company’s identification number for tax purposes) No. 30-66184009-5, domiciled at Teniente General Juan D. Perón 456, piso 3, oficina 316, Ciudad de Buenos Aires, and Mr. Bosch is acting in his capacity as President of the Management of PILAGÁ S.R.L (previously “Pilagá Sociedad Anónima Ganadera”), CUIT No. 30-50689859-1, domiciled at Leandro N. Alem 928, piso 7, oficina 721, Ciudad de Buenos Aires, whose capacities will be evidenced herein below. The appearing parties, acting in the capacities mentioned above, state as follows: GALICIA WARRANTS S.A. SELLS PILAGÁ S.R.L. A PLOT OF LAND including all what is planted, fenced, built or otherwise fixed to the ground on it, which according to its title is part of a bigger land surface composed of two portions of land, as shown by Drawing No. 1807 and in accordance with the Plat identified with the same name, which was made by a surveyor, Mr. Mario R. Reynoso and filed with the Registry of Property Assessment of Entre Ríos Province on November 20th, 1997 under entry No. 60674. The plot of land is located in the Province of ENTRE RIOS, SAN SALVADOR Division, ARROYO GRANDE District, industrial area, farmhouses area, concessions No. 216 and 217, Lot location: Boulevard Concordia, and is located: 460 meters 30 centimeters from public street and 409 meters 50 centimeters from public street. Its LAND SURFACE is FOUR HECTARES, SEVENTY NINE AREAS AND SEVENTEEN CENTIAREAS with the following borders and boundaries: North East: 1-2 Line to the South: 44º 16 ´; East: 458 meters 90 centimeters, adjoining Molinos Ala S.A.; Southeast: 2-3 Line to the South: 44º 21`; West: 98 meters 90 centimeters, border line with Railway of the Train Line Ferrocarril Nacional General Urquiza; Southeast: 3-4 Line to the North 45º 39`; West 458 meters 75 centimeters, adjoining border with Clodomiro Inocencio Blanc; Northeast: 4-1 Line to the North 44º 21`; East 110 meters adjoining border with Boulevard Concordia. REAL ESTATE TAX: The plot of land being transferred was registered with the REAL ESTATE ENTRY No. 150592. TAX VALUATION: 241,393.70 Argentine Pesos. The Seller Company OWNS the plot of land as per the purchase made to Ermelinda Pastora Ducret and others, pursuant to Deed No. 3 dated January 6th, 1998 executed by Maria Delfina de Santiago de Macdonald, Senior Certified Notary Public of the Province of Entre Rios, recorded on folio 10 of Notarial Registry No. 36 which first Copy was filed with the Real Estate Registry of the Province of Entre Rios on February 10th, 1998, under entry No. 434, REAL ESTATE REGISTRATION NUMBER 119869. Title Document Data: Volume 44, Folio 481, Section B. I HEREBY STATE THAT: as per the certificate issued by the Registry of Real Estate of the Province of Entre Ríos, dated July 2nd of this year under entry No. 3480, which is attached hereto, the Seller Company evidences that it may freely dispose of its Property and that the plot of land, which title is registered under its name as mentioned herein is not subject to any restraining orders or attachments. NOW THEREFORE, this sale is executed for an agreed total amount of ONE MILLION EIGHT HUNDRED TWENTY THREE THOUSAND TWO HUNDRED TWENTY SIX US DOLLARS (USD 1,823,226) that the Buyer Company will pay the Seller Company in (10) annual and consecutive installments of ONE HUNDRED NINETY TWO THOUSAND FIVE HUNDRED US DOLLARS (USD 192,500), and each of them includes an annual interest rate of one percent on remaining balances. Installments will be due on the fifth (5) day of June of the pertinent year and the first installment shall be due the fifth of June, 2010. All payments shall be made or fulfilled upon their expiration date by electronic banking transfer to the account that Galicia Warrants S.A. determines in writing at least five business days prior to the pertinent expiration date. All payments must be made in compliance with the legislation in force. In case any amount were payable on a non-business day, such payment shall be made on the immediate following business day. Added value tax for interests pertaining to funding, in any case, shall be at the expense of PILAGÁ S.R.L. CONSEQUENTLY, GALICIA WARRANTS S.A. transfers to PILAGÁ S.R.L. all its property rights, the possession and title of the piece of real estate sold and is responsible for dispossession of the property by a judicial order and for hidden defects. TAXES: The representative of the Buyer Company pursuant to the provisions of this Sale Deed granted in favor of his Principal hereby states his approval and consent, adding that his Principal has actual and legal possession of what was purchased by means of the transfer of transfer of physical possession verified by Seller on this date. PILAGÁ states, and GALICIA WARRANTS accepts that, as evidenced by the Contract of Sale that will be described herein below, the authorization of the purchase of the piece of real property that is the subject matter of this Deed shall be subject to the final decision issued by the Antitrust National Board (Comisión Nacional de Defensa de la Competencia, CNDC) and the Secretary of Domestic Trade (Secretaría de Comercio Interior, SCI), pursuant to the provisions of Argentine Law No. 25,156 and its regulatory legislation. The parties agree to cooperate with each other and to submit any documentation which might be required for the process of authorization mentioned before, or to provide additional information as required by CNDC or SCI. It is hereby stated that once the corresponding authorizations have been issued, they shall be executed as Notarially Recorded Documents by any of the parties in order to fulfill the requirements of the Contract of Sale and the provisions set forth herein. BOTH PARTIES STATE that the amount of this sale is ONE MILLION, EIGHT HUNDRED TWENTY THREE THOUSAND, TWO HUNDRED TWENTY SIX US DOLLARS (USD 1,823,226) and that for tax purposes only, this amount is equal to six million, nine hundred fifty five thousand, six hundred seven Argentine Pesos with nineteen Argentine cents (ARS 6,955,607.19). LEGAL REPRESENTATION. (A) Mr. Pando evidences his legal representation with: (i) the Articles of Incorporation of the Company executed by Notarially recorded instrument dated April 23rd, 1993, executed by Deputy Certified Notary Public Enrique Fernandez Mouján on folio 825 of the Registry No. 284, filed with the Legal Entities Records Office (Inspección General de Justicia) on May 13th, 1993 under entry No. 3929, Book of Corporations No. 112, volume A, (ii) the Minutes of the Annual Meeting of Shareholders dated April 24th, 2009 and the Minutes of the Board of Directors Meetings No. 138 and 140 dated April 24th, 2009 and May 4th, 2009, respectively for the Board of Directors appointment and positions acceptance, and (iii) the Minutes of the Board of

Directors No. 143 dated June 2nd, 2009, which is the Special Minutes for this Deed. I attest to the validity of the copies of the documentation above mentioned, and I attach hereto a certified copy of them, and (b) Mr. Bosch evidences his legal representation with: (i) the Notarially recorded instrument evidencing the re-registering of “Pilagá Sociedad Anónima Ganadera” (similar to a Corporation) as a “Sociedad de Responsabilidad Limitada” (similar to a Limited Liability Company), its name change for the current company name and the registration of the complete Articles of Association, executed by notarially recorded instrument dated 9th of April, 2007 on folio 1625 of this Registry and Notarial Records Book of same year, and its addition to the notarially recorded instrument executed on May 28th, 2007 on folio 2636 of this Registry and Notarial Records Book of same year, jointly filed with the Legal Entities Records Office on June 13th, 2007 under entry number 5032 of the Book of Limited Liability Companies No. 126, (ii) the spin-off, capital stock reduction, and the amendment AND REORGANIZATION of the Articles of Association and the appointment of the Management, executed by Notarially recorded instrument No. 1468 dated November 2nd, 2007, executed by Senior Certified Notary Public Enrique Maschwitz (s) on folio 5448, of Registry No. 359 of the City of Buenos Aires, filed with the Legal Entities Records Office on November 5th, 2008 under entry No. 11514 of Limited Liability Companies Book No. 130; (ii) the Minutes of the Meeting of Members held on January 16th, 2009 where the appointment and confirmation of Managers is recorded on the addition to the Notarially recorded instrument above mentioned, according to a meeting of the Members held on January 16th, 2009 and filed with the Legal Entities Records Office on February 18th, 2009 under entry No. 1268 of Limited Liability Companies Book No. 130; (iv) the Minutes of the Meeting of Members and Management Meetings both held on May 30th, 2009, where the current members of the management were appointed and (v) Minutes of the Meeting of Members specially held for this act. I have seen the original documents described in subsections (ii) and (iii) and I attach a certified copy of them to folio 2204 of this Registry and Notarial Records Book of the year 2009, and I have also seen the original documents described in subsection (iv) and I attach a certified copy of them to folio 2778 of this Registry and Notarial Records Book of the year 2009. I have the original documents described in subsection (v) before me and I attach a certified copy hereto, I attest. NOW THEREFORE, Mr. Pando and Mr. Bosch state the documents stated herein above are the only documents evidencing the legal representations invoked, which, respectively, assure to be in force and free from amendments.

THE AUTHORIZING CERTIFIED NOTARY PUBLIC THEN STATES THAT: (a) the Seller Company submits the Real Estate Transfer Code (C.O.T.I) No. 29235485197169, a copy of which is attached hereto, (b) that pursuant to the legislation in force, no amounts for added value tax is withdrawn from the Seller Company, due to the fact that no payments are executed in this act, (c) that this purchase is executed in compliance with the Contract of Sale entered into by the parties on May 7th, 2009, one of the copies being attached hereto, duly paid for an amount of ARS 57,641.68 on stamp taxes (Date stamped: May 26th, 2009, Nuevo Banco de Entre Ríos, S.A., Sucursal Buenos Aires (032), Cashier No. 32, Cashier man 419220, Control No. 213938172295). The Contract of Sale states as follows: THIRD: All payment obligations derived from the purchase agreed herein shall be made in United States Dollars currency without restrictions from the Argentine Government. Therefore, PILAGÁ expressly acknowledges and accepts that it is an essential condition of this agreement that the payment of the price as well as possible compensatory and punitive interests, costs, court costs and other amounts payable to GALICIA WARRANTS pursuant to this document shall be made in US Dollars expressly waiving the right to invoke the unforeseeable and exceptional loss doctrine or any other similar doctrine alleging a supervening burden for future payments. If on any expiration date there is a restriction or prohibition to have access to the exchange market in the Republic of Argentina, PILAGÁ shall likewise pay in US Dollars the price amount and any other amount payable in accordance herewith. Such US Dollars may be obtained by any of the mechanisms stated in Exhibit I hereof. FOURTH: This sale is performed on the basis of marketable titles and GALICIA WARRANTS represents that it may freely dispose of the piece of real estate, which is not subject to any restraining orders or attachments, being responsible for the dispossession proceedings and compensation pursuant to law. GALICIA WARRANTS represents and warrants to PILAGÁ that it has the effective and real possession over the piece of real estate without any claim or objections made by third parties, including without limitation, real or personal easements, occupants under any title, liens of any kind, mortgages and/or attachments. GALICIA WARRANTS represents and warrants to PILAGÁ that the transfer of the piece of real estate shall be made free of any claim, liability, cost, damage or loss (under all circumstances whether accrued or not, payable or not payable, certain or possible, hidden or otherwise, jointly referred to as the “Liabilities”) originated by reasons originated or titles issued prior to the date of the deed, including without limitation any labor, tax, retirement or commercial liability of GALICIA WARRANTS arising due to the commercial exploitation that GALICIA WARRANTS would have developed in the piece of real estate. Therefore, GALICIA WARRANTS shall hold PILAGÁ fully harmless from such Liabilities originated by reasons originated or titles issued prior to the date of the deed regarding the piece of real estate. GALICIA WARRANTS undertakes to be immediately responsible for any Liability that PILAGÁ receives. It is also bound to release PILAGÁ from any liability in such respect during the first procedural opportunity. In the event this is not possible and PILAGÁ is still a party to the claim, GALICIA WARRANTS may not acknowledge any right, undertake or agree any obligation as to the claimant without the written consent of PILAGÁ and such consent may not be denied when PILAGÁ is not affected or conditioned. If GALICIA WARRANTS does not accept its responsibility for certain Liabilities, PILAGÁ may assume the defense of such Liabilities pursuant to the strategy it deems more convenient. This shall not affect the responsibility of GALICIA WARRANTS if, in accordance with section Thirteenth, it shall be responsible for such Liability and that its responsibility was unduly denied. THIRTEENTH: The parties submit themselves to the jurisdiction of the lower courts of the city of Buenos Aires for any dispute that may arise in relation hereto. The domiciles stated in the first paragraph hereof shall be deemed established and all court or out-of-court notices served by the parties shall be deemed valid if served to such domiciles. All the abovementioned domiciles may be modified at any time by serving written notice to the other party. EXHIBIT I: CURRENCY: In relation to the THIRD provision, in case that on any of the expiration dates, there were legal restrictions prohibiting the performance of legal acts in foreign currency in the Argentine exchange market, PILAGÁ shall likewise pay the Price in US Dollars, by applying any of the following methods, as indicated by Galicia Warrants S.A.: 1 (a) Use Argentine Pesos (or the currency in force at that moment in the Argentine Republic) to buy any type of debt or equity securities in US Dollars and transfer and sell them in US Dollars to a foreign country for an amount that, after being settled in the foreign exchange market and after the corresponding taxes, costs, commissions and expenses have been deducted, the final net value in US Dollars is equal to the amount due herein; or 1. (b). Pay with any debt or equity security in US Dollars, after receiving Galicia Warrants S.A. written consent, bearing a US Dollar quotation in foreign countries and for an amount that, at the moment GALICIA WARRANTS settles them, and after the corresponding taxes, costs, commissions and expenses have been deducted, the final net value in US Dollars is equal to the amount due in USD herewith; or 1. (c). If there were legal restrictions in the Argentine Republic prohibiting PILAGÁ from performing the options mentioned in the two previous subsections or, in case such options become more onerous than the option that is going to be described herein below, PILAGÁ will be able to pay GALICIA WARRANTS with Argentine Pesos (or the currency in force at that moment in the Argentine Republic), on the corresponding due date, provided that the amount of Argentine Pesos shall be enough, after the deduction of the corresponding taxes, costs, commissions and expenses, to buy the total amount of US Dollars owed by Pilagá for this agreement, according to the exchange rate published by Citibank N.A., New York, United States of America, to buy US Dollars with Argentine Pesos in the City of New York at 12 (twelve) o clock (New York time) on the expiration date; or 1. (d). Use any other legal current method in the Argentine Republic or in a foreign country, in any of the expiration dates of the purchase agreements to buy US Dollars. 2. It is hereby stated that in any of the options detailed in subsections 1 (a) to 1(d), the amounts due by PILAGÁ will only be considered as settled and as valid payment only when the corresponding due amounts related to this agreement are effectively deposited in Galicia Warrants S.A. banking account. 3. Any expenses, costs, commissions, fees and taxes payable in relation to the proceedings established in subsections 1(a) to 1 (d) herein above shall be paid by PILAGÁ”. THIS ENTRY HAVING BEEN READ, the parties affixed their hands before me, I attest.
Added: CUIT 30-50689859-1 is valid.